As filed with the Securities and Exchange Commission on March 14,
1997
Registration No. 333-________________



                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                         FLOWERS INDUSTRIES, INC.
            (Exact name of issuer as specified in its charter)
  GEORGIA                                          58-0244940
(State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)               Identification No.)

                       11796 U.S. Highway 19, South
                        Thomasville, Georgia 31757
                  (Address of principal executive office)


                         FLOWERS INDUSTRIES, INC.
                      401(K) RETIREMENT SAVINGS PLAN
                         (Full title of the plan)


                         G. Anthony Campbell, Esq.
                         Flowers Industries, Inc.
                       11796 U.S. Highway 19, South
                        Thomasville, Georgia 31757
                              (912) 226-9110
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              With a copy to:
                           Lizanne Thomas, Esq.
                        Jones, Day, Reavis & Pogue
                         3500 One Peachtree Center
                        303 Peachtree Street, N.E.
                       Atlanta, Georgia  30308-3242

                     CALCULATION OF REGISTRATION  FEE


                                                  Proposed maximum    Proposed maximum
Title of securities              Amount to be      offering price        aggregate            Amount of
to be registered(1)               registered         per share(2)     offering price(2)   registration fee(2)
Common Stock, $.625 par value  1,000,000 shares         $23.94           $23,940,000           $7,254.55

  (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. This Registration Statement also includes such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions. In addition, the Preferred Share Purchase Rights (the "Rights") are attached to and trade with the Common Stock. The value, if any, attributable to the Rights is reflected in the market price of the Common Stock.

  (2) In accordance with Rule 457(c) and (h) under the Securities Act of 1933, the maximum aggregate offering price and registration fee have been computed as follows: the price per share of the Common Stock of Flowers Industries, Inc. has been based on the average of the high and low prices reported for the Common Stock on the New York Stock Exchange on March 10, 1997 (a date within 5 business days prior to the date of filing this Registration Statement).

                         EXPLANATORY NOTE

The purpose of this Registration Statement is to register an additional amount of Flowers Industries, Inc. (the "Company") Common Stock, par value $.625, relating to the Company's 401(k) Retirement Savings Plan. In accordance with General Instruction E of Form S-8 the information contained in the Registration Statement on Form S-8 (No. 33-91198) is incorporated herein by reference.


Item 8.     Exhibits.

  The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

  Exhibit
  Number       Description


  4 Second Amendment to the Flowers Industries, Inc. 401(k) Retirement Savings Plan

  23           Consent of Price Waterhouse LLP independent auditors

  24 Power of Attorney (included at page 2 of this Registration Statement)

                            SIGNATURES


  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of Georgia, on this 14th day of March, 1997.


                                FLOWERS INDUSTRIES, INC.


                                 By:/s/ Russell M. Fryar
                                    Name:    Russell M. Fryar
                                    Title:   Vice President and
                                             Treasurer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russell M. Fryar and G. Anthony Campbell, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:


      Signature               Title                        Date

/s/ Amos R. McMullian   Chairman of the Board,         March 14, 1997
Amos R. McMullian       Chairman of the Executive
                        Committee and Chief Executive
                        Officer

/s/ Langdon S. Flowers  Retired Chairman of the        March 14, 1997
Langdon S. Flowers      Company and a Director


/s/ Robert P. Crozer    Vice Chairman of the Board     March 14, 1997
Robert P. Crozer        and a Director

Edward R. Baker         Director                       March __, 1997

Joe E. Beverly          Director                       March __, 1997

Franklin L. Burke       Director                       March __, 1997

/s/ G. Anthony Campbell General Counsel and            March 14, 1997
G. Anthony Campbell     Secretary and a Director

/s/ Russell M. Fryar    Vice President and Treasurer   March 14, 1997
Russell M. Fryar        and a Director

Joseph L. Lanier, Jr.   Director                       March __, 1997

J. V. Shields, Jr.      Director                       March __, 1997

/s/Heeth Varnedoe, III  President and a Director       March 14, 1997
Heeth Varnedoe, III

/s/C. Martin Wood, III  Senior Vice President and      March 14, 1997
C. Martin Wood, III     Chief Financial Officer
                        and a Director

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Trustees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of Georgia, on this 14th day of March, 1997.

                         FLOWERS INDUSTRIES, INC.
                         401(k) RETIREMENT SAVINGS PLAN

                         By:  /s/ Jimmy Woodward

                              Jimmy Woodward
                              Plan Administrator

                          EXHIBIT INDEX



Exhibit
Number     Description                                          Page


 4         Second Amendment to the Flowers Industries, Inc.
           401(k) Retirement Savings Plan

23         Consent of Price Waterhouse LLP independent auditors